Exhibit 99.1

Rockwell Medical Announces Proposed Public Offering of Common Stock

WIXOM, MI — (Marketwire) — 05/14/13 — Rockwell Medical, Inc. (NASDAQ: RMTI), a fully-integrated biopharmaceutical company targeting end-stage renal disease (ESRD) and chronic kidney disease (CKD) with innovative products and services for the treatment of iron deficiency, secondary hyperparathyroidism and hemodialysis, announced today its intention to offer shares of its common stock in an underwritten public offering.  Rockwell also expects to grant the underwriters a 30-day option to purchase up to an additional 15 percent of the shares of common stock offered in the public offering to cover over-allotments, if any.

Chardan Capital Markets, LLC is acting as the sole book-running manager for the offering.

The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Rockwell intends to offer and sell these securities pursuant to its existing shelf registration statement (File No. 333-181003) previously filed with, and declared effective by, the Securities and Exchange Commission.  A preliminary prospectus supplement describing the terms of the offering will be filed with the Securities and Exchange Commission. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, by contacting Chardan Capital Markets LLC, Attention: Scott Blakeman, Director of Operations, 17 State Street, Suite 1600, New York, NY 10004, or by calling (646) 465-9025. An electronic copy of the preliminary prospectus supplement and accompanying prospectus relating to the offering will be available on the website of the Securities and Exchange Commission at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Rockwell, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  Any offer of these securities will be solely by means of a prospectus included in the registration statement and a prospectus supplement that will be issued in connection with the offering.

About SFP

SFP is a unique iron compound that is delivered to the hemodialysis patient via dialysate, replacing the 5-7mg of iron lost during a dialysis treatment. SFP is introduced into the sodium bicarbonate concentrate that subsequently is mixed into dialysate. Once in the dialysate, SFP crosses the dialyzer membrane and enters the bloodstream where it immediately binds to apo-transferrin and is taken to the bone marrow, mimicking the way dietary iron is processed in the human body. In completed clinical trials to date, SFP has demonstrated that it can safely deliver iron and maintain hemoglobin levels, while decreasing ESA use without an increase in iron stores.

About Rockwell Medical

Rockwell Medical is a fully-integrated biopharmaceutical company targeting end-stage renal disease (ESRD) and chronic kidney disease (CKD) with innovative products and services for the treatment of iron deficiency, secondary hyperparathyroidism and hemodialysis.

Rockwell’s lead drug candidate in late-stage clinical development is for the treatment of iron deficiency in dialysis patients and is called Soluble Ferric Pyrophosphate (SFP).  SFP delivers iron to the bone marrow of dialysis patients in a non-invasive, physiologic manner via dialysate during their regular dialysis treatment. In completed clinical trials to date, SFP has demonstrated that it can safely deliver sufficient iron to the bone marrow. SFP is nearing completion of its Phase 3 clinical studies (CRUISE-1 and CRUISE-2) and is expected to address an estimated $600M U.S. market.

Rockwell is preparing to launch its FDA approved generic drug called Calcitriol to treat secondary hyperparathyroidism in dialysis patients. Calcitriol active vitamin D injection is indicated in the management of hypocalcemia in patients undergoing chronic renal dialysis. It has been shown to significantly reduce elevated parathyroid hormone levels. Reduction of PTH has been shown to result in an improvement in renal osteodystrophy. Rockwell intends to launch Calcitriol as soon as it receives FDA manufacturing approval, addressing an estimated $350M U.S. market.

Rockwell is also an established manufacturer and leader in delivering high-quality hemodialysis concentrates/dialysates to dialysis providers and distributors in the U.S. and abroad. As one of the two major suppliers in the U.S., Rockwell’s products are used to maintain human life by removing toxins and replacing critical nutrients in the dialysis patient’s bloodstream.  Rockwell has three manufacturing and distribution facilities located in the U.S. and its operating infrastructure is a ready-made sales and distribution channel that is able to provide seamless integration into the commercial market for its drug products, Calcitriol and SFP upon FDA market approval.

Rockwell’s exclusive renal drug therapies support disease management initiatives to improve the quality of life and care of dialysis patients and are intended to deliver safe and effective therapy, while decreasing drug administration costs and improving patient convenience.  Rockwell Medical is developing a pipeline of drug therapies, including extensions of SFP for indications outside of hemodialysis.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, Rockwell’s intention to launch Calcitriol and SFP following FDA approval. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan”, “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Rockwell Medical believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in Rockwell Medical’s SEC filings. Thus, actual results could be materially different. Rockwell Medical expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Michael Rice, Investor Relations; (646) 597-6979

David Connolly, Media Contact; (617) 374-8800